Exhibit 99.1

NeuroOne® Provides Progress Update on FDA 510(k) Submission for OneRF™ Ablation System

Feedback from responses to FDA anticipated in 30 days

Commercialization remains on track in first half of 2024 pending FDA clearance

Product potential for transformative improvement in neurosurgery as first known sEEG-guided RF system that records and ablates nervous tissue with the added benefit of temperature control

EDEN PRAIRIE, Minn., November 7, 2023 (GlobeNewswire) -- NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) (“NeuroOne” or the “Company”), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, announced today that it has responded to the Food and Drug Administration’s (FDA) questions regarding the Company’s previous submission of a 510(k) for its OneRF™ Ablation System. The Company expects to receive additional communication back from the FDA in thirty days or less.

The OneRF system uses the already implanted sEEG electrodes to record brain activity and allow for ablation of nervous tissue when connected to the Company’s proprietary radio frequency (RF) generator. If cleared by the FDA, NeuroOne’s OneRF 510(k) submission represents the first step in bringing to market an innovative RF ablation system in the field of neurology and neurosurgery.

As the Company’s first therapeutic device, OneRF is a combination system that includes both diagnostic and therapeutic capabilities. The system utilizes a customized RF generator with real-time temperature monitoring capabilities, allowing clinicians to have greater control over temperature management during the ablation. Designed to both record brain activity and ablate nervous tissue using the same electrode, the system is designed to offer the potential for a safer clinical option for patients as well as lower costs by reducing the number of invasive procedures and hospital stays for patients. NeuroOne estimates the current brain ablation market to be at least $100M worldwide and growing rapidly, with the potential to grow multiple fold based on large addressable patient populations with unmet clinical needs.

Dave Rosa, CEO of NeuroOne, commented, “We remain bullish on the potential for this technology to cause a paradigm shift in how patients are treated in ablation procedures. The potential to reduce hospital stays, additional procedures, complications and cost gives us confidence that this will have a meaningful impact in the market. We hope to complete discussions with the FDA in the near future as we prepare for a targeted commercial launch in the first half of 2024.”

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries, and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence. For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the development of the Company’s electrode technology program, applications for, or receipt of, regulatory clearance, the receipt and/or timing of additional feedback from the FDA relating to the Company’s OneRF ablation system, the receipt and/or timing of regulatory approval of the Company’s OneRF ablation system, the ability of the OneRF ablation system to offer a safer option for patients, the timing and extent of product launch and commercialization of our technology, clinical and pre-clinical testing, what the future may hold for electrical stimulation and NeuroOne’s potential role, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that our partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages, risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Under FDA review - pending clearance

Contact:

800-631-4030

ir@nmtc1.com